Exhibit 99.1

BIOSIGHT LTD.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2022

BIOSIGHT LTD.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2022

2

Report of Independent Auditors

To the board of directors of Biosight Ltd.

Opinion

We have audited the accompanying consolidated financial statements of Biosight Ltd. and its subsidiary (the “Company”), which comprise the consolidated balance sheets as of December 31, 2022 and 2021, and the related consolidated statements of operations, statements of changes in redeemable convertible preferred shares and of capital deficiency, and statements of cash flows for the years then ended, including the related notes (collectively referred to as the “consolidated financial statements”).

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1b to the consolidated financial statements, the Company has not derived income from its activities and has negative cash flows from operating activities and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1b. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the consolidated financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with US GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
October 15, 2023	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

3

BIOSIGHT LTD.

CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands)

	December 31
	2022	2021
A s s e t s
CURRENT ASSETS:
Cash and cash equivalents	8,398	16,673
Other current assets	183	144
TOTAL CURRENT ASSETS	8,581	16,817

NON-CURRENT ASSETS:
Operating lease right of use assets	28	123
Property and equipment, net	85	135
TOTAL NON-CURRENT ASSETS	113	258

TOTAL ASSETS	8,694	17,075

The accompanying notes are an integral part of these consolidated financial statements.

4

BIOSIGHT LTD.

CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands)

	December 31
	2022	2021
Liabilities and redeemable convertible preferred shares, net of capital deficiency

CURRENT LIABILITIES:
Trade payables	1,885	1,070
Accrued expenses and other payables	178	265
Operating lease liabilities (Note 4)	29	106
Warrants (Note 6)	2,236	12,697
TOTAL CURRENT LIABILITIES	4,328	14,138

LONG-TERM LIABILITIES:
Operating lease liabilities (Note 4)	-	38
TOTAL LIABILITIES	4,328	14,176

COMMITMENTS AND CONTINGENCIES (Note 5)

REDEEMABLE CONVERTIBLE PREFERRED SHARES
Preferred A-1 Shares, NIS 0.01 par value, 344,452 Preferred A-1 shares authorized; issued and outstanding: 210,723 Preferred A-1 shares as of December 31, 2022 and 2021; aggregate liquidation preference of $3,850 as of December 31, 2022 and 2021	3,850	3,850
Preferred A-3 Shares, NIS 0.01 par value, 43,384 Preferred A-3 shares authorized; issued and outstanding: 43,384 Preferred A-3 shares as of December 31, 2022 and 2021; aggregate liquidation preference of $200 as of December 31, 2022 and 2021	200	200
Preferred B Shares, NIS 0.01 par value, 400,000 Preferred B shares authorized; issued and outstanding: 215,420 Preferred B shares as of December 31, 2022 and 2021; aggregate liquidation preference of $6,500 as of December 31, 2022 and 2021	4,122	4,122
Preferred B-1 Shares, NIS 0.01 par value, 300,000 Preferred B-1 shares authorized; issued and outstanding: 170,377 Preferred B-1 shares as of December 31, 2022 and 2021; aggregate liquidation preference of $6,500 as of December 31, 2022 and 2021	4,369	4,369
Preferred C Shares, NIS 0.01 par value, 3,000,000 Preferred C shares authorized as of December 31, 2022 and 2021; issued and outstanding: 1,726,215 Preferred C shares as of December 31, 2022 and 2021; aggregate liquidation preference of $54,517 and $50,479 as of December 31, 2022 and 2021, respectively	44,482	44,482
TOTAL REDEEMABLE CONVERTIBLE PREFERRED SHARES	57,023	57,023

CAPITAL DEFICIENCY
Ordinary Shares, NIS 0.01 par value - authorized: 2,771,488 Ordinary Shares as of December 31, 2022 and December 31, 2021; issued and outstanding: 877,976 Ordinary Shares as of December 31, 2022 and December 31, 2021	2	2
Additional paid-in capital	8,668	7,515
Accumulated deficit	(61,327)	(61,641)
TOTAL CAPITAL DEFICIENCY	(52,657)	(54,124)
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED SHARES AND CAPITAL DEFICIENCY	8,694	17,075

The accompanying notes are an integral part of these consolidated financial statements

5

BIOSIGHT LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(U.S. dollars in thousands, except share and per share data)

	Year ended December 31
	2022	2021
OPERATING EXPENSES:
Research and development	7,708	13,447
General and administrative	2,262	2,734
TOTAL OPERATING EXPENSES	9,970	16,181
OPERATING LOSS	9,970	16,181
CHANGE IN FAIR VALUE OF WARRANTS	10,461	(7,063)
FINANCE INCOME	1	255
FINANCE EXPENSES	(178)	(10)
FINANCE INCOME (EXPENSES), net	10,284	(6,818)
Net INCOME (LOSS) for the Year	314	(22,999)

The accompanying notes are an integral part of these consolidated financial statements.

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BIOSIGHT LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN REDEEMABLE CONVERTIBLE PREFERRED SHARES AND OF CAPITAL DEFICIENCY (U.S. dollars in thousands, except share data)

	Redeemable Convertible Preferred Shares		Ordinary Shares		Additional	Accumulated
	Number of shares	Amount	Number of shares	Amount	paid-in capital	deficit Amount	Total
BALANCE AT JANUARY 1, 2021	2,366,119	57,023	816,302	2	6,579	(38,642)	(32,061)
CHANGES DURING 2021:
Exercise of stock options - share-based compensation	-	-	61,674	*	*	-	*
Net loss	-	-	-	-	-	(22,999)	(22,999)
Share-based compensation (Note 8b)	-	-	-	-	936	-	936
BALANCE AT DECEMBER 31, 2021	2,366,119	57,023	877,976	2	7,515	(61,641)	(54,124)
CHANGES DURING 2022:
Net income	-	-	-	-	-	314	314
Share-based compensation (Note 8b)	-	-	-	-	1,153	-	1,153
BALANCE AT DECEMBER 31, 2022	2,366,119	57,023	877,976	2	8,668	(61,327)	(52,657)

The accompanying notes are an integral part of these consolidated financial statements

* Represent amount lower than 1.

7

BIOSIGHT LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (U.S. dollars in thousands)

	Year ended December 31
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	314	(22,999)
Adjustments required to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	83	28
Share-based compensation	1,153	936
Finance expenses, net	(324)	67
Change in fair value of warrants	(10,461)	7,063
Changes in operating asset and liabilities:
Decrease (increase) in other current assets	(39)	32
Increase (decrease) in trade payables	815	(645)
Increase (decrease) in accrued expenses and other payables	(87)	17
Net cash used in operating activities	(8,546)	(15,501)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(33)	(11)
Net cash used in investing activities	(33)	(11)
CASH FLOWS FROM FINANCING ACTIVITIES	-	-
DECREASE IN CASH AND CASH EQUIVALENTS	(8,579)	(15,512)
EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	304	(87)
CASH AND CASH EQUIVALENTS AT BEGINNING OF THE YEAR	16,673	32,272
CASH AND CASH EQUIVALENTS AT END OF THE YEAR	8,398	16,673

The accompanying notes are an integral part of these consolidated financial statements.

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BIOSIGHT LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars in thousands, except share and per share amounts)

NOTE 1 - NATURE OF OPERATIONS:

a.	Biosight Ltd. (hereinafter – the “Company”) is an Israeli company incorporated in 1999.

The Company is a Phase 2 clinical stage specialty pharmaceutical company focused on developing and commercializing therapeutics for hematological malignancies and disorders.

Biosight’s lead product, BST-236 (INN aspacytarabine), is a proprietary anti-metabolite designed to enable high-dose therapy with reduced systemic toxicity.

In August 2018, the Company initiated a Phase 2b clinical trial (“BST-002”) as a single agent therapy for first-line treatment of acute myeloid leukemia (AML). In 2021, enrollment of the patients participating in the study was completed.

In July 2020, the Company entered into an agreement with the French Study Group of the European Myelodysplastic Syndrome Cooperative Group for a clinical trial collaboration (“BST-003”). Pursuant to the agreement, a Phase 2 study will be conducted to assess the safety and efficacy of BST-236 as a single-agent, second-line treatment for patients with relapsed or refractory MDS or AML and are medically unfit for standard chemotherapy treatments. The first patient in BST-003 was enrolled in August 2021.

In November 2021, an additional Phase 2 study was launched (“BST-004”) to test for safety and efficacy of BST-236 as a single-agent, second-line treatment for patients with relapsed or refractory MDS or AML and are medically unfit for standard chemotherapy treatments. Enrollment of the patients participating in the study was completed.

In November 2022, a Phase 1/2 trial (“BST-005”) was launched, to evaluate the safety and efficacy of BST-236 in combination with an additional drug, Venetoclax, in newly-diagnosed AML patients.

b.	Since the Company is engaged in research and development activities, it has not derived income from its activities and has incurred accumulated losses in the amount of $61.3 million through December 31, 2022 and negative cash flows from operating activities. The Company’s management is of the opinion that as of the date these financial statements are available to be issued its available funds are not sufficient to meet its liquidity requirements for the following twelve months. These factors raise substantial doubt as to the Company’s ability to continue as a going concern.

Management is in the process of evaluating various financing alternatives in the public or private equity markets, government grants or capital inflows from strategic partnerships, as the Company will need to finance future research and development activities, general and administrative expenses and working capital through fund raising. However, there is no certainty about the Company’s ability to obtain such funding.

The financial information has been prepared on a going concern basis, which assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business. If the Company does not raise the requisite funds, it will need to curtail or cease operations. These financial statements do not include any adjustments that may be necessary should the Company be unable to continue as a going concern.

c.	On April 21, 2021, the Company founded Biosight Pharmaceuticals, Inc., a wholly owned subsidiary in the United States (the “Subsidiary”), formed in the State of Delaware.

d.	On July 4, 2021, Biosight entered into an Agreement and Plan of Merger (the “2021 Merger Agreement”) with Advaxis, Inc. (“Advaxis”). Under the terms of the agreement, Biosight would have become a wholly-owned subsidiary of Advaxis (the “2021 Merger”). On December 30, 2021, Advaxis notified the Company that it failed to approve a shareholders’ resolution regarding a reverse split of Advaxis’ ordinary shares, which was a prerequisite to the 2021 Merger, and therefore the transaction could not be completed.

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BIOSIGHT LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(U.S. dollars in thousands, except share and per share amounts)

NOTE 1 - NATURE OF OPERATIONS (continued):

e.	Merger agreement with Ayala Pharmaceuticals, Inc.

On July 26, 2023, the Company entered into an Agreement and Plan of Merger (the “2023 Merger Agreement”) with Ayala Pharmaceuticals, Inc. (“Ayala”) and Advaxis Israel Ltd., a wholly owned subsidiary of Ayala (“Advaxis Israel”). Under the terms of the Merger Agreement, the Company will become a wholly-owned subsidiary of Ayala and Advaxis Israel will cease to exist (the “2023 Merger”).

At the effective time of the 2023 Merger (the “Effective Time”), each Company’s share, par value NIS 0.01 per share, issued and outstanding immediately prior to the Effective Time will be exchanged for 1.82285 shares (the “Exchange Ratio”) of common stock of Ayala.

Under the terms of the 2023 Merger Agreement, upon completion of the 2023 Merger, ownership of the combined company will be split, with 55% ownership going to Company’s shareholders and 45% going to Ayala’s stockholders.

The closing of the 2023 Merger is subject to regulatory and other conditions, including approval of Company’s shareholders. The shareholders of the Company approved the Merger and the Merger Agreement on August 13, 2023.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES:

a.	Basis of presentation

The Company’s consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

b.	Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates. As applicable to these financial statements, the most significant estimates and assumptions relate to the fair value of share-based compensation and warrants, as well as the value of clinical trial accruals.

c.	Principles of consolidation and presentation

The consolidated financial statements include the accounts of the Company and its Subsidiary. Intercompany transactions and balances are eliminated in consolidation.

d.	Functional currency

The U.S. dollar (“dollar”) is the currency of the primary economic environment in which the operations of the Company and its Subsidiary are conducted. Almost all Company operational expenses are in dollars and the Company’s financing has been provided in dollars. Accordingly, the functional currency of the Company is the dollar.

Transactions and balances originally denominated in dollars are presented at their original amounts. Balances in non-dollar currencies are translated into dollars using historical and current exchange rates for non-monetary and monetary balances, respectively. For non-dollar transactions and other items in the statements of operations (indicated below), the following exchange rates are used: (i) for transactions - exchange rates at transaction dates or average rates; and (ii) for other items (derived from non-monetary balance sheet items such as depreciation and amortization, etc.) - historical exchange rates. Currency transaction gains and losses are presented in financial income or expenses, as appropriate.

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BIOSIGHT LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(U.S. dollars in thousands, except share and per share amounts)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

e.	Cash and cash equivalents

The Company considers as cash equivalents all short-term, highly liquid investments, which include short-term bank deposits with original maturities of three months or less from the date of purchase that are not restricted as to withdrawal or use and are readily convertible to known amounts of cash.

f.	Property and equipment

1)	Property and equipment are stated at cost, net of accumulated depreciation and amortization.

2)	The Company’s property and equipment are depreciated by the straight-line method based on their estimated useful life.

3)	Annual rates of depreciation are as follows:

Laboratory equipment	7-10 years
Computers and software	3 years

Leasehold improvements are amortized by the straight-line method over the shorter of the lease term, or the estimated useful life of the improvements.

g.	Impairment of long-lived assets

The Company tests long-lived assets for impairment whenever events or circumstances present an indication of impairment. If the sum of expected future cash flows (undiscounted and without interest charges) of the assets is less than the carrying amount of such assets, an impairment loss would be recognized. The assets would be written down to their estimated fair values, calculated based on the present value of expected future cash flows (discounted cash flows), or some other fair value measure.

The Company did not recognize an impairment loss for its long-lived assets.

h.	Leases

The Company accounts for leases according to ASC 842, “Leases”. The Company determines if an arrangement is a lease and the classification of that lease at inception. The Company elected the practical expedient for lease agreements with a term of twelve months or less and does not recognize right-of-use (“ROU”) assets and lease liabilities in respect of those agreements. The Company also elected the practical expedient to not separate lease and non-lease components for its leases.

An ROU asset represents the right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease agreement. An ROU asset is measured at lease commencement date based on the discounted present value of the remaining lease payments, plus any initial direct costs incurred and prepaid lease payments, excluding lease incentives. The lease liability is measured at lease commencement date based on the discounted present value of the remaining lease payments. The implicit rate within the operating leases is generally not determinable, therefore the Company uses the Incremental Borrowing Rate (“IBR”) based on the information available at commencement date in determining the present value of lease payments. The Company’s IBR is estimated to approximate the interest rate for collateralized borrowing with similar terms and payments and in economic environments where the leased asset is located. Certain leases include options to extend the lease. An option to extend the lease is considered in connection with determining the ROU asset and lease liability when it is reasonably certain that the Company will exercise that option. An option to terminate is considered unless it is reasonably certain that the Company will not exercise the option.

The Company recognizes the lease payments of operating lease in the statement of operations on a straight-line basis over the lease period.

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BIOSIGHT LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(U.S. dollars in thousands, except share and per share amounts)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continued):

i.	Contingencies

Certain conditions may exist as of the date of the financial statements, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management assesses such contingent liabilities and such assessment inherently involves an exercise of judgment.

Management applies the guidance in ASC 450-20-25 when assessing losses resulting from contingencies. If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability is recorded as accrued expenses in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material are disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantees are disclosed.

j.	Financial Instruments

The Company’s preferred shares have voting rights, may be converted into ordinary shares, and are prioritized over ordinary shares in case of dividend or redemption.

When the Company issues preferred shares, it considers the provisions of Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) in order to determine whether the preferred share should be classified as a liability. If the instrument is not within the scope of ASC 480, the Company further analyzes the instrument’s characteristics in order to determine whether it should be classified within temporary equity (mezzanine) or within permanent equity in accordance with the provisions of ASC 480-10-S99. The Company’s redeemable convertible preferred shares are not mandatorily or currently redeemable. However, they include a liquidation or deemed liquidation events that would constitute a redemption event that is outside of the Company’s control. As such, all shares of redeemable preferred shares have been presented outside of permanent equity.

The Company’s issued financial instruments (warrants) are in the scope of ASC 480, mainly since they are exercisable into redeemable convertible preferred shares which their redemption is outside of the Company’s control. For further details see Note 6 regarding warrants to purchase preferred shares.

k.	Share-based compensation

The Company accounts for employees’ and directors’ share-based payment awards classified as equity awards using the grant-date fair value method. The fair value of share-based payment transactions is recognized as an expense over the requisite service period using the straight-line method. Forfeitures are recognized as they occur.

The Company elected to recognize compensation costs for awards conditioned only on continued service that have a graded vesting schedule using the straight-line method based on the multiple-option award approach.

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BIOSIGHT LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(U.S. dollars in thousands, except share and per share amounts)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

l.	Employee severance benefits

The Company is required to make severance payments upon dismissal of an employee or upon termination of employment in certain circumstances.

In accordance with the current employment terms with all of its employees (Section 14 of the Israeli Severance Pay Law, 1963) located in Israel, the Company makes regular deposits, at a rate of 8.33% of their monthly salary, with certain insurance companies for accounts controlled by each applicable employee in order to secure the employee’s full retirement benefit obligation. The Company is relieved from any severance pay liability with respect to each such employee after it makes the payments on behalf of the employee. The liability accrued in respect of these employees and the amounts funded, as of the respective agreement dates, are not reflected on the Company’s consolidated balance sheet, as the amounts funded are not under the control and management of the Company and the pension or severance pay risks have been irrevocably transferred to the applicable insurance companies.

The amounts of severance payment expenses were $73 and $80 and for the years ended December 31, 2022 and 2021, respectively.

m.	Research and development costs

Research and development expenses include costs directly attributable to the conduct of research and development programs, including the cost of clinical trials, clinical trial supplies, salaries, share-based compensation expenses, payroll taxes and other employee benefits, lab expenses, consumable equipment and consulting fees. All costs associated with research and developments are expensed as incurred.

Grants received from the Israeli Innovation Authority (“IIA”) for approved research and development projects are recognized at the time the Company is entitled to such grants, on the basis of the costs incurred and included as a deduction from research and development expenses. See note 5.

n.	Clinical trial accruals

Clinical trial expenses are charged to research and development expense as incurred. The Company accrues for expenses resulting from obligations under contracts with clinical research organizations (CROs). The financial terms of these contracts are subject to negotiations, which vary from contract to contract and may result in payment flows that do not match the periods over which materials or services are provided. The Company’s objective is to reflect the appropriate trial expense in the financial statements by matching the appropriate expenses with the period in which services and efforts are expended. In the event advance payments are made to a CRO, the payments are recorded as other current assets, which will be recognized as expenses as services are rendered.

o.	Income taxes:

1)	Deferred taxes

Deferred taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is recognized to the extent that it is more likely than not that the deferred taxes will not be realized in the foreseeable future. Given the Company’s losses, the Company has provided a full valuation allowance with respect to its deferred tax assets.

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BIOSIGHT LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(U.S. dollars in thousands, except share and per share amounts)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

2)	Uncertainty in income tax

The Company follows a two-step approach in recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the available evidence indicates that it is more likely than not that the position will be sustained based on technical merits. If this threshold is met, the second step is to measure the tax position as the largest amount that has more than a 50% likelihood of being realized upon ultimate settlement.

p.	Segment reporting

An operating segment is defined as a component that engages in business activities whose operating results are reviewed by the chief operating decision maker for the purpose of assessing performance and allocating resources and for which discrete financial information is available. The Company operates in one operating segment.

q.	Comprehensive income (loss)

Comprehensive income (loss) includes no items other than net income (loss).

r.	Fair value measurement

Fair value is based on the price that would be received from the sale of an asset or that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in fair value measurements, the guidance establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels, which are described as follows:

Level 1:	Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2:	Observable prices that are based on inputs not quoted on active markets, but corroborated by market data or active market data of similar or identical assets or liabilities.

Level 3:	Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible and considers credit risk in its assessment of fair value.

s.	Concentration of credit risks

Financial instruments which potentially subject the Company to credit risk consist primarily of cash, cash equivalents, and short-term deposits. The Company has not experienced any credit losses in such accounts. Most of the Company’s cash and cash equivalents and bank deposits are deposited with major banks in the U.S. and Israel. Management believes that the credit risk with respect to the financial institutions that hold the Company’s cash and cash equivalents and bank deposits is low.

14

BIOSIGHT LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(U.S. dollars in thousands, except share and per share amounts)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

t.	Recently adopted accounting pronouncements

i.	In August 2020, the FASB issued ASU2020-06 “Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815 – 40).” This guidance simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The Company adopted the provisions of this amendment on January 1, 2022. The adoption of this standard did not have a material impact on the financial statements.

ii.	In November 2021, the FASB issued ASU 2021-10 “Government Assistance (Topic 832),” which requires annual disclosures that increase the transparency of transactions involving government grants, including (1) the types of transactions, (2) the accounting for those transactions, and (3) the effect of those transactions on an entity’s financial statements. The Company applied the guidance on January 1, 2022. The adoption of this guidance did not have a material impact on the Company’s financial statements.

NOTE 3 – PROPERTY AND EQUIPMENT

	December 31
	2022	2021
Cost:
Leasehold improvements	121	118
Computers and software	287	287
Laboratory equipment	152	122
	560	527
Less:
Accumulated depreciation and amortization	(475)	(392)
Property and Equipment, net	85	135

Depreciation and amortization expense totaled $83 and $28 for the years ended December 31, 2022 and 2021 respectively.

The Company’s long-lived assets are located in Israel.

NOTE 4 – OPERATING LEASE

The Company leases a research and development facility in Israel and vehicles under several lease agreements. The lease agreement for the facility in Israel is linked to the Israeli consumer price index (“CPI”). The lease began on March 10, 2019 for a period of twelve months, with an option to extend the lease for three additional periods of twelve months. The Company has exercised all three options to extend the lease, which extended the lease term to the maximum date of March 31, 2023.

In March 2023, the company signed a short term office service agreement for one year. According to the agreement, the annual office rent is $81.5.

In addition, the Company entered into several operating lease agreements in connection with the leasing of its vehicles, the last of which was entered in 2020. The lease periods are usually three years with the payments being linked to the Israeli CPI.

15

BIOSIGHT LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(U.S. dollars in thousands, except share and per share amounts)

NOTE 4 – OPERATING LEASE (continued):

Operating lease costs for the years ended December 31, 2022 and 2021 are as follows:

	Year Ended December 31	Year Ended December 31
	2022	2021
Office lease expenses	76	78
Vehicles lease expenses	25	25

Operating cash flows, for amounts included in the measurement of lease liabilities are as follows:

	Year Ended December 31	Year Ended December 31
	2022	2021
Office lease expenses	76	82
Vehicles lease expenses	27	30

Supplemental information related to leases are as follows:

	December 31	December 31
	2022	2021
Operating lease right-of-use assets	28	123
Operating lease liabilities	29	144
Weighted average remaining lease term	0.4	1.4
Weighted average discount rate	11.59%-13.72%	11.59%-13.21%

Maturities of lease liabilities are as follows:

2023	32
Total lease payments	32
Less imputed interest	(3)
Total lease liability	29

NOTE 5 – COMMITMENTS:

The Company is obligated to pay royalties to the IIA on proceeds from the sale of products developed from research and development activities that were funded, partially, by grants from the IIA.

Under the terms of the funding arrangements with the IIA, royalties of 3% are payable on the sale of products developed from product candidates funded by the IIA, which payments shall not exceed, in the aggregate, 100% of the amount of the grant received (dollar linked(, plus interest at an annual rate based on LIBOR.

The United Kingdom’s Financial Conduct Authority, which regulates LIBOR, announced in July 2017 that it will no longer persuade or require banks to submit rates for LIBOR after 2021. Even though the IIA has not declared the alternative benchmark rate to replace LIBOR, the Company does not expect it will have a significant impact on its financial statements.

The Company did not receive any grants from the IIA for the years ended December 31, 2022, and December 31, 2021.

At the time the grants were received, successful development of the related projects was not assured. The total amount that was received through December 31, 2022 was $2,350.

16

BIOSIGHT LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(U.S. dollars in thousands, except share and per share amounts)

NOTE 6– WARRANTS:

a.	Warrants for preferred shares were issued to investors as part of the issuance of Preferred B Shares, Preferred B-1 Shares and Preferred C Shares (see Note 9). In March 2020, all Preferred B Warrants and Preferred B-1 Warrants were replaced with Preferred C Warrants.

b.	Since the warrants are convertible into Preferred Shares, which have a redemption feature, the warrants are within the scope of ASC 480 and are classified as liabilities. For subsequent periods, the warrants are measured at fair value, with changes in fair value recognized in earnings, in accordance with ASC 480-10-35-5.

Accordingly, proceeds from the issuance of preferred shares and warrants were initially allocated to warrants according to their fair value, with the rest of the consideration being allocated to preferred shares.

c.	The fair value of the warrants was determined according to the option-price method (“OPM”) as part of each investment round under the following assumptions:

	December 31
	2022	2021
Expected volatility	87.36%	74.34%
Expected life term	3	1
Assumptions regarding price of the underlying shares
Risk free rate	4.22%	0.4%

d.	The table below sets forth a summary of changes in the fair value of the warrants for preferred shares classified as Level 3:

	Value of warrants measured at fair value
	December 31
	2022	2021
Balance at the beginning of the year	12,697	5,634
Changes in fair value	(10,461)	7,063
Balance at the end of the year	2,236	12,697

e.	As of December 31, 2022, the Company had 495,730 outstanding Preferred C warrants. Warrants are exercisable to preferred C Shares at a price per share of either: (a) $26.91 in case the warrant was initially issued as a Preferred C warrant, or; (b) $21.528 in case the warrant was initially a Preferred B warrant or Preferred B-1 warrant which was converted into a Preferred C warrant.

In connection with the Merger Agreement, the holders of all issued and outstanding Series C Preferred Shares and outstanding warrants for Series C Preferred Shares of the Company, have executed a waiver that, subject to and contingent upon the closing of the Merger under the Merger Agreement, any warrants held by such holder(s) which have not been exercised prior to the closing of the Merger, shall expire, lapse and become of no force or effect, effective as of immediately prior to such closing.

17

BIOSIGHT LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(U.S. dollars in thousands, except share and per share amounts)

NOTE 7 - REDEEMABLE CONVERTIBLE PREFERRED SHARES:

a.	The Redeemable Convertible Preferred Shares as of December 31, 2022 are composed as follows (each share of of NIS 0.01 par value):

	Number of shares		Amount (par value USD)		Liquidation Value per	Liquidation
	Authorized	Issued	Authorized	Issued	Share	Value
Preferred A-1 shares	344,452	210,723	1	*	18.3	3,850
Preferred A-2 shares	40,676	-	*	-	-	-
Preferred A-3 shares	43,384	43,384	*	*	4.6	200
Preferred B shares	400,000	215,420	1	*	30.2	6,500
Preferred B-1 shares	300,000	170,377	*	*	38.2	6,500
Preferred C shares	3,000,000	1,726,215	9	5	31.6	54,517
	4,128,512	2,366,119	11	5		71,567

*Represents an amount lower than 1.

The Redeemable Convertible Preferred Shares as of December 31, 2021 are composed as follows (each share of NIS 0.01 par value):

	Number of shares		Amount (par value USD)		Liquidation Value per	Liquidation
	Authorized	Issued	Authorized	Issued	Share	Value
Preferred A-1 shares	344,452	210,723	1	*	18.3	3,850
Preferred A-2 shares	40,676	-	*	-	-	-
Preferred A-3 shares	43,384	43,384	*	*	4.6	200
Preferred B shares	400,000	215,420	1	*	30.2	6,500
Preferred B-1 shares	300,000	170,377	*	*	38.2	6,500
Preferred C shares	3,000,000	1,726,215	9	5	29.2	50,479
	4,128,512	2,366,119	11	5		67,529

*Represents an amount lower than 1.

b.	Rights of the Company’s Preferred Shares:

As of December 31, 2022 and 2021, preferred shares are entitled to the following rights:

i.	Voting – Each outstanding Preferred Share is entitled to a number of votes equal to the number of Ordinary Shares into which such Preferred Share is convertible to.

ii.	Dividends – Preferred shares are entitled to non-compounded dividends at a rate of 8% per year for Preferred C Shares, and 7% for all other Preferred Share classes, on the original price of the preferred share, from and after the date of the issuance of such Preferred Share (the “Preferred Dividend Preference”). The Preferred Dividend Preference shall accrue, whether or not declared, but shall be payable only when, as, and if dividends are being declared and distributed by the Board of Directors of the Company. Since inception, the Company has not declared any dividends.

After paying the preference amounts as detailed above , in accordance with the distribution preference - to the holders of the Preferred C Shares, to the holders of the Preferred B Shares , and to holders of the Preferred A Shares, any remaining distributable proceeds shall be distributed among all holders of Ordinary Shares and Preferred Shares, parri-passu and pro rata, in proportion to their holdings of the Company’s Ordinary Shares and Preferred Shares, on an as-converted basis, provided however that the Company shall not declare, pay or set aside any dividends on Preferred B Shares, Preferred A Shares and/or Ordinary Shares (other than dividends on Ordinary Shares payable in Ordinary Shares) unless (in addition to the obtaining of any consents required elsewhere in the Articles of Association of the Company) the holders of the Preferred C Shares, Preferred B Shares and Preferred A Shares then outstanding shall simultaneously receive, a dividend of equal amount on each outstanding Ordinary Shares, on as converted basis.

18

BIOSIGHT LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(U.S. dollars in thousands, except share and per share amounts)

NOTE 7 - REDEEMABLE CONVERTIBLE PREFERRED SHARES (continued):

Preference upon liquidation – Preferred shares are entitled to be paid or distributed out of the proceeds available for distribution to shareholders, upon liquidation, the following amount: (a) the original price of the preferred share; (b) (preferred C shares only) an annual compounded interest at the rate of 8%; (c) any declared but unpaid dividends; less (d) any dividends paid. Each class receives preference according to seniority.

After paying the preference amounts as detailed above, any remaining distributable proceeds shall be distributed among all holders of Ordinary Shares and Preferred Shares, parri-passu and pro rata, in proportion to their holdings of the Company’s Ordinary Shares and Preferred Shares, on an as-converted basis.

In connection with the 2023 Merger Agreement, the holders of all issued and outstanding Series C Preferred Shares have executed a waiver, subject to and contingent upon the closing of the Merger under the Merger Agreement, acknowledging that (a) the contemplated Merger does not qualify as a Dilutive Issuance, a Liquidation Event or a Deemed Liquidation Event for any intent or purpose, whether under the Articles of the Company, any applicable agreement, or otherwise, and (b) therefore no Preferential Rights will apply to or be triggered by the Merger or any of the transactions contemplated in connection therewith, and further waive any claims or rights it or any of its Affiliates may have, now or in the future against the Company, Ayala and Advaxis Israel, or any of their respective Affiliates in connection with: (i) the eligibility (or the lack thereof) of such holder(s) to any Preferential Rights in connection with the Merger, whether under the Articles, any agreement to which such holder(s) are a party, or otherwise, and (ii) the fact that the Merger shall not constitute a Dilutive Issuance, a Liquidation Event or a Deemed Liquidation Event, whether pursuant to or for purpose of the Articles, including without limitation Articles 8.3.2 or 8.5 thereof, any agreement to which such holder(s) are a party, or otherwise.

iii.	Conversion – Preferred shares may be converted into Ordinary Shares, either voluntarily upon the written election of the shareholder, or automatically upon an IPO with aggregate proceeds of at least US$50,000 thousand and a pre-money valuation of at least US$150,000 thousand (“qualified IPO”) or at the discretion of the Preferred majority.

The applicable conversion price in the case of a conversion is the original purchase price of the preferred share.

iv.	The Preferred shares have certain anti-dilution protection. According to the anti-dilution rights, the conversion price then in effect for such Preferred share shall be reduced, concurrently, for no additional consideration in an event the Company issues new securities for an effective price which is less than the applicable conversion price then in effect for each Preferred share.

c.	The Company’s redeemable convertible preferred shares are not mandatorily or currently redeemable. However, they include a liquidation or deemed liquidation events that would constitute a redemption event that is outside of the Company’s control.

Redeemable Shares are considered to be temporary equity and are therefore presented as part of the Company’s temporary equity between liabilities and permanent equity.

19

BIOSIGHT LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(U.S. dollars in thousands, except share and per share amounts)

NOTE 8 - SHARE CAPITAL:

a.	Rights of the Company’s Ordinary Shares

Each Ordinary Share is entitled to one vote. The holders of Ordinary Shares are also entitled to receive dividends whenever funds are legally available, when and if declared by the Board of Directors. Since its inception, the Company has not declared any dividends.

b.	Share Based Compensation

Equity incentive plan:

On June 28, 2009 the Company’s shareholders approved an equity incentive plan (the “Plan”). As of December 31, 2022, 77,876 shares remain available for grant under the Plan.

The fair value of options granted during 2022 and 2021 was $2,292 and $976, respectively.

Options granted to employees and directors:

In the years ended December 31, 2022 and 2021, the Company granted options as follows:

	Year ended December 31, 2022
	Number of options	Exercise price	Vesting period	Expiration
Options for Employees and Directors	61,881	$5.77	4 years	10 years

	Year ended December 31, 2021
	Number of options	Exercise price	Vesting period	Expiration
Options for Employees and Directors:	73,618	$15.54	4 years	10 years

The fair value of each option granted is estimated using the Black-Scholes option pricing method. The volatility is based on a combination of historical volatilities of companies in comparable stages as well as companies in the industry, by statistical analysis of weekly share pricing model. The risk-free interest rate assumption is based on observed interest rates appropriate for the expected term of the options granted in dollar terms. The Company’s management uses the expected term of each option as its expected life. The expected term of the options granted represents the period of time that the granted options are expected to remain outstanding.

The underlying data used for computing the fair value of the options are as follows:

	Year ended December 31
	2022	2021
Value of ordinary share	$23.22-24.59	$42.54
Expected volatility	79.9%	49.7%-86.7%
Risk-free interest rate	1.86%-2.03%	0.04%-1.59%
Expected term (years)	6.1	6.1

20

BIOSIGHT LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(U.S. dollars in thousands, except share and per share amounts)

NOTE 8 - SHARE CAPITAL (continued):

Options granted to consultants and service providers:

In the year ended December 31, 2022, the company granted options to consultants and service providers as follows:

	Year ended December 31, 2022
	Number of options	Exercise price	Vesting period	Expiration
Options for Employees and Directors	41,881	$5.77	4 years	10 years

No options were granted to consultants and services providers in the year ended December 31, 2021.

Summary of outstanding and exercisable options:

The following table summarizes the number of options outstanding for the years ended December 31, 2022 and December 31, 2021, and related information:

	Employees and directors		Consultants and service providers
	Number of options	USD (1)	Number of options	USD (1)
Outstanding at January 1, 2021	158,483	$7.77	153,964	$3.73
Granted	73,618	$15.54
Forfeited	(58,634)	$15.54
Exercised	-		(61,674)	$0.003
Outstanding at December 31, 2021	173,467	$8.44	92,290	$6.23
Granted	61,881	$5.77	41,881	$5.77
Forfeited	-		-
Exercised	-		-
Outstanding at December 31, 2022	235,348	$7.74	134,171	$6.09

(1)	Weighted average exercise price per share.

On December 31, 2022, there was $2,195 of total unrecognized compensation cost related to unvested stock options granted under the Plan. That cost is expected to be recognized over a weighted-average period of 3.25 years.

Share-based compensation expenses:

The following table illustrates the effect of share-based compensation on the statements of operations:

	Year ended December 31
	2022	2021
Research and development expenses	139	451
General and administrative	1,014	485
	1,153	936

On May 10, 2021, the Company issued 58,634 options to purchase Ordinary Shares of the Company, par value NIS 0.01 each, at an exercise price of $15.54 per share (the “Options”) to an employee. The Options shall be subject to a vesting period of 4 years, such that, 25% of the shares underlying the Option shall vest one year from the date of the grant, and during the 3 years thereafter 6.25% of the Shares underlying the Option shall vest upon the end of each subsequent quarter.

21

BIOSIGHT LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(U.S. dollars in thousands, except share and per share amounts)

NOTE 8 - SHARE CAPITAL (continued):

On November 14, 2021, the Company entered into a separation agreement with the aforementioned director . Pursuant to the terms of the separation agreement, the director received a full acceleration of 14,694 options which would have been forfeited otherwise. The acceleration was recognized as a “Type III” modification; therefore, upon approval of the separation agreement, the Company recognized the incremental costs of unvested options based on the fair value of the options on such date. The total expense amount was $395, which was classified as additional share-based compensation under research and development costs.

On October 18, 2021, the Company issued 14,984 options to employees and directors to purchase Ordinary Shares of the Company, par value NIS 0.01 each, at an exercise price of $15.54 per share (the “Options”).

The Options shall be subject to a vesting period of 4 years, such that, 25% of the shares underlying the Option shall vest one year from the date of the grant, and during the 3 years thereafter 6.25% of the Shares underlying the Option shall vest upon the end of each subsequent quarter.

On February 10, 2022, the Company issued 61,881 options to employees to purchase Ordinary Shares of the Company, par value NIS 0.01 each, at an exercise price of $5.77 per share (the “Options”). The Options shall be subject to a vesting period of 4 years, such that, 25% of the shares underlying the Option shall vest one year from the date of the grant, and during the 3 years thereafter 6.25% of the Shares underlying the Option shall vest upon the end of each subsequent quarter.

On March 3, 2022, the Company issued 41,881 options to consultants and service providers to purchase Ordinary Shares of the Company, par value NIS 0.01 each, at an exercise price of $5.77 per share (the “Options”). The Options shall be subject to a vesting period of 4 years, such that, 25% of the shares underlying the Option shall vest one year from the date of the grant, and during the 3 years thereafter 6.25% of the Shares underlying the Option shall vest upon the end of each subsequent quarter.

NOTE 9 - INCOME TAX:

a.	Basis for taxation

Income from Israel was taxed at the corporate tax rate of 23%.

As of December 31, 2022, Biosight had approximately $50.6 million net carry forward tax losses in Israel, which are available to reduce future taxable income with no limited period of use.

The Subsidiary is taxed according to the corporate U.S. tax rate which is 21%.

The Subsidiary did not record a provision for income tax as the Subsidiary has net operating losses since it was initially founded. Under U.S. tax laws, subject to certain limitations, carryforward tax losses expire 20 years after the year in which incurred. In the case of the Subsidiary, subject to potential limitations in accordance with the relevant law, the net loss carry forward will expire in the years 2041 through 2042.

b.	Income (loss) before income taxes is composed of the following:

	Year ended December 31,
	2022	2021
Israel	316	(22,768)
US	(2)	(231)
	314	(22,999)

22

BIOSIGHT LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(U.S. dollars in thousands, except share and per share amounts)

NOTE 9 - INCOME TAX (continued):

c.	Tax assessments

Biosight has tax assessments that are considered to be final through tax year 2014.

The Subsidiary does not have tax assessments which are considered to be final.

d.	Reconciliation of theoretical tax expenses to actual expenses

The primary reconciling items between the statutory tax rate of the Company and the effective rate are the full valuation allowance of deferred tax assets and nondeductible expenses.

e.	Uncertain tax positions

As of December 31, 2022 and 2021, the Company does not have a provision for uncertain tax positions.

f.	Deferred taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Significant components of the Company’s deferred tax assets and liabilities are as follows:

	December 31
	2022	2021
In respect of:
Net operating loss carry forward	11,644	10,831
Capital loss carryover	306	346
Research and development	1,829	2,831
Share based compensation	647	382
Warrants measured at fair value	(976)	1,430
Operating lease right of use assets	(6)	(28)
Operating lease liability	7	33
Other	34	39
Less valuation allowance	(13,485)	(15,864)
Net deferred tax assets	-	-

NOTE 10 - SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION:

Balance sheets:

	December 31
	2022	2021
a. Other current assets:
Institutions	89	87
Prepaid expenses	47	49
Other	47	8
	183	144

23

BIOSIGHT LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(U.S. dollars in thousands, except share and per share amounts)

NOTE 10 - SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION (continued):

Statements of operations

	Year ended December 31
	2022	2021
b. Research and development
Salaries and related expenses	1,264	1,885
Car maintenance	46	46
Expenses related to clinical trial, phase II	5,737	10,842
Travel abroad	55	51
Other expenses	606	623
	7,708	13,447
c. Finance expenses (income), net
Bank fees	10	9
Exchange rate differences	168	(238)
Other income	(1)	(16)
	177	(245)

NOTE 11 - RELATED PARTIES:

a.	Related parties include shareholders which are principal owners according to ASC 850-10-20, directors and executive officers.

b.	As to options granted to directors and executive officers, see Note 7b.

NOTE 13 – SUBSEQUENT EVENTS:

The Company’s management has performed an evaluation of subsequent events through October 15, 2023, the date the financial statements were available to be issued.

For additional information regarding the 2023 Merger with Ayala, see Note 1(e).

a.	SAFE

On August 2, 2023, the Board of Directors of the Company approved a Simple Agreement for Future Equity (the “SAFE”) with certain current shareholders of the Company and third parties who may join the SAFE.

The aggregate amount raised by the Company under the SAFE shall be up to US$ 2,500,000.

The investors under the SAFE shall be entitled to the rights and privileges set forth in the SAFE, including without limitation, the issuance of shares of the Company (or shares of Ayala, as applicable pursuant to the SAFE) upon conversion of the investment extended under the SAFE.

The Company plans to amend its Articles of Association in order to enable the Company to fulfill its undertakings and obligations under the SAFE. Such amendments include an increase of the registered share capital of the Company, amendment of its anti-dilution rights and liquidation rights and change of the structure and nomination rights of the Board of Directors of the Company pursuant to the terms of the SAFE, subject to certain events specified therein.

The SAFE was approved by shareholders of the Company on August 13, 2023.

In connection with the SAFE, the Eligible Shareholders (as such term is defined in the Articles of Association of the Company), have agreed that all shareholders of the Company, whether such are deemed Eligible Shareholders or not, will be offered by the Company and shall be entitled to participate in the transactions contemplated under the SAFE as if all shareholders of the Company are Eligible Shareholders, and waived any claims it may have in connection with the reduction of the aggregate investment amount that is available to the exercise of its Participation Rights, subject to conditions set forth therein.

b.	Expiration of options granted under the ESOP Plan

On July 25, 2023, the Board of Directors of the Company resolved that, subject to closing of the 2023 Merger, all options which were granted under the Biosight 2009 Share Option Plan, vested and non-vested, which were not exercised into shares of the Company prior to the Effective Time, shall be terminated.

24